                                                                    Exhibit 10.1


                          Administrative Reinsurance
                                  Agreement #

                   (hereinafter referred to as "Agreement")


                                    between



                     Provident Life and Accident Insurance
                                    Company
                           (Chattanooga, Tennessee)

                (hereinafter referred to as the "the Company")


                                      and


                    Reassure America Life Insurance Company
                           (Jacksonville, Illinois)

                     (hereinafter referred to as "REALIC")


                            Effective: July 1, 2000

                                   Preamble
                                   --------


     WHEREAS, Provident Life and Accident Insurance Company, a Tennessee insurance corporation (the "Company"), desires to reinsure a block of its in force individual life and corporate owned life insurance ("COLI") policies; and

     WHEREAS, Reassure America Life Insurance Company, an Illinois insurance corporation ("REALIC"), desires to reinsure these individual life and COLI policies from the Company; and

     WHEREAS, the Company and REALIC intend that the basis of the reinsurance shall be 100% coinsurance by REALIC; and

     WHEREAS, REALIC further wishes to provide certain administrative services for these policies.

     NOW, THEREFORE, the Company and REALIC have entered into this Reinsurance Agreement ("Agreement") and mutually agree to reinsure, and to provide administrative services for the Company's insurance policies on the terms and conditions set forth in this Agreement.

     This Agreement is solely between the Company and REALIC and performance of the obligations of the party under this Agreement will be rendered solely to the other party. In no instance will anyone other than the Company or REALIC have any rights under this Agreement.


                                   ARTICLE I

                                  Coinsurance
                                  -----------

1.   Insurance
     ---------

     The Company will cede and REALIC will accept on a coinsurance basis 100% of the Company's rights, obligations, liabilities and risks written and retained by the Company on the policies and plans of insurance set forth in Schedule A.
                                                                ----------
Schedule A contains a seriatim list of the policies reinsured hereunder. The
----------
policies or plans set forth in Schedule A that are reinsured under this
                               ----------
Agreement are hereinafter referred to collectively as "Reinsured Policies" and individually as a "Reinsured Policy."

     The premium to be paid to REALIC by the Company for the Reinsured Policies will be 100% of the premium paid to the Company for coverage under the Reinsured Policies on and after July 1, 2000 (the "Effective Date"), inclusive of policy fees ("Premiums"). This Agreement will not be valid and binding until receipt of all required regulatory approvals.

2.   Transfer of Reserves and Ceding Allowance
     -----------------------------------------

     In consideration for the reinsurance provided by REALIC, the Company will transfer to REALIC the assets listed in Schedule F with a designated value of $534,051,578.95, plus cash in an amount necessary to have the sum of the designated value of the assets and the cash be equal to (i) the reserves (excluding reserves for claims in the course of settlement and claims that have been incurred but not reported) (but including for the AMA policies the experience rating refund balances) for the Reinsured Policies calculated in accordance with statutory accounting practices permitted for life insurance companies by the State of Tennessee and consistent with the Company's current practices and methodologies, less (ii) due and deferred Premiums on the
                             ----
Reinsured Policies, less (iii) any policy loans outstanding on the Reinsured
                    ----
Policies, net of any unearned policy loan interest on those policy loans (each of items (i),(ii) and (iii) measured as of the Effective Date). REALIC will transfer to the Company a cash ceding allowance of $486,600,000 for the Reinsured Policies. REALIC will be entitled to the investment earnings on the assets transferred from the Effective Date until the date of transfer. REALIC will pay the Company interest on the ceding allowance at an annual rate equal to 5% from the Effective Date until the date of transfer. Such date of transfer will be as soon as practicable following receipt of all required regulatory approvals.

     REALIC agrees with respect to the Reinsured Policies, to establish and maintain as liability on its statutory statements not less than the statutory reserves as required by the applicable State of Tennessee regulatory authorities.

3.   Agent Compensation
     ------------------

     At intervals reasonably requested by the Company, REALIC will provide the Company with premium payment information in a format reasonably acceptable to the Company that permits the Company to calculate and pay agent commissions. REALIC will reimburse the Company for all agent commissions earned on or after the Effective Date related to the Reinsured Policies, in accordance with procedures agreed to by the parties. REALIC will not be responsible for reimbursing the Company for any payments made under the ICG Supplemental Bonus Program, but will administer the program for the Company.

4.   Payment of Premium Taxes and Guaranty Fund Assessment
     -----------------------------------------------------

     The Company will pay all actual premium taxes incurred on or after the Effective Date related to the Reinsured Policies, in accordance with procedures agreed to by the parties. On or about April 1 of each year, the Company will provide to REALIC a schedule of taxes paid by state, and REALIC will promptly reimburse the Company for such taxes. The Company shall be entitled to recover from REALIC all premium taxes paid by the Company incurred on or after the Effective Date related to the Reinsured Policies and to recover from REALIC the amounts paid by the Company on guaranty fund assessments, based on insolvencies which occurred after the Effective Date, with respect to the Reinsured Policies, which are not offset from the premium taxes. The Company shall prepare a premium tax statement with appropriate documentation and submit the statement to REALIC and REALIC shall remit to the Company its payment within thirty (30) days. The Company shall submit a guaranty fund statement to REALIC with attached documentation within thirty (30) days after the end of the month in which the Company pays any guaranty fund assessment. REALIC shall remit, if required, to the Company within thirty (30) days of receipt of such statement.

5.   Excess Reinsurance
     -------------------

     REALIC will reimburse the Company for all premiums and other charges, if any, for the existing excess of retention reinsurance for the Reinsured Policies due for all periods on or after the Effective Date. REALIC will receive from the Company all recoveries for claims incurred on or after the Effective Date from the existing excess of retention reinsurance for the Reinsured Policies. REALIC, on behalf of the Company, will assume all responsibility for administration of the reinsurance arrangements on the Reinsured Policies at the same time as REALIC assumes responsibility for the administration of such Reinsured Policies pursuant to Article IV of this Agreement. In addition, REALIC will assume responsibility for any credit or payment risk from other reinsurers related to the Reinsured Policies.

     With the consent of REALIC, the Company may exercise any right it may have to recapture risk subject to excess reinsurance and REALIC will reinsure such recaptured risk under this Agreement. Upon request by REALIC, the Company agrees to take reasonable action to exercise it rights to recapture risk subject to excess reinsurance and REALIC will reinsure such recaptured risk under this Agreement.


                                  ARTICLE II

                             Reinsurance Liability
                             ---------------------

     The liability of REALIC on any Reinsured Policy begins on the Effective Date. The liability of REALIC on any Reinsured Policy ends at the same time as that of the Company; however, REALIC will have no liability for claims incurred before the Effective Date.

                                  ARTICLE III

                         Plan and Amount of Insurance
                         ----------------------------

1.   Plan
     ----

     Reinsurance under this Agreement is on a coinsurance basis and is subject to the terms and conditions of the original policy forms for the Reinsured Policies, and any amendments thereto in effect as of the Effective Date.

2.   Reductions and Terminations
     ---------------------------

     Reinsurance amounts are calculated in terms of coverages on a "per policy" basis. If the coverage of any Reinsured Policy on an insured is reduced or terminated, reinsurance under this Agreement on such Reinsured Policy will be similarly reduced or terminated.

3.   Reinstatements
     --------------

     A Reinsured Policy ceded under this Agreement that is reduced, terminated or lapsed, and later reinstated pursuant to policy provisions will be reinsured by REALIC. REALIC will retain any Premiums and interest that the Company has received for reinstatement.

     A terminated policy that would have been a Reinsured Policy had it been in force on the date of this Agreement, that later reinstates pursuant to policy provisions, will be reinsured by REALIC and become a Reinsured Policy. REALIC will be entitled to retain any Premiums and interest for coverage on or after the Effective Date that is received for reinstatement, and the Company will transfer to REALIC the amount of the statutory reserves calculated as of the Effective Date. The date of reinsurance for such reinstated policies shall be the Effective Date.


                                  ARTICLE IV

                                Administration
                                --------------

1.   Transfer of Administrative Services.
     -----------------------------------

     On and after the dates set forth in Schedule B, REALIC will be responsible
                                         ----------
for providing administrative services for the Reinsured Policies as set forth in Schedule B. The effective date on which REALIC assumes responsibility for
----------
administrative services on a Reinsured Policy is referred to as the "Administrative Transfer Date." Prior to the respective Administrative Transfer Dates, the Company shall continue to provide administrative services for the Reinsured Policies in a manner consistent with its current practices. In consideration for the Company performing these administrative services, REALIC shall pay the Company, on a monthly basis, the fees computed as set forth in Schedule C.
                                                 ----------

2.   Administrative Services.
     -----------------------

     (a) The administrative services to be provided by REALIC shall include, but not be limited to, the following: (i) preparing and mailing all necessary or appropriate policyholder statements, reports and communications, including premium notices; (ii) collecting premiums and amounts due under the Reinsured Policies; (iii) receiving, processing, investigating, evaluating and paying claims filed by or on behalf of policyholders; (iv) defending any action brought upon a Reinsured Policy or in connection with the policy liabilities; (v) providing usual and customary services for policyholders, including, without limitation, processing loans, non-forfeitures, lapses, reinstatements, cancellations, conversions or other changes provided for under the Reinsured Policies and calculations relating thereto, and call center operations; (vi) providing the Company with information on commissions and the producers entitled thereto, if any, for the Reinsured Policies; (viii) preparing all accounting and actuarial information related to the Reinsured Policies that are necessary to timely meet statutory or tax accounting requirements; (ix) maintaining appropriate books and records of all transactions related to the Reinsured Policies; (x) administering other reinsurance ceded related to the Reinsured Policies; and (xi) providing such additional services as may be necessary or appropriate to properly administer the Reinsured Policies. REALIC shall perform such administrative services in accordance with the provisions of the Reinsured Policies. REALIC's performance of services hereunder shall be in accordance with any applicable federal and state laws, rules and regulations.

     (b) Each year in connection with the preparation of the Company's annual financial statements, REALIC's appointed actuary shall provide to the Company's appointed actuary a certificate of reliance stating that in his opinion, the reserves and related actuarial values concerning the Reinsured Policies:

          (i) are computed in accordance with presently accepted actuarial standards consistently applied and are fairly stated, in accordance with sound actuarial principles;
          (ii) are based on actuarial assumptions which produce reserves at least as great as those called for in any contract provision as to reserve basis and method, and are in accordance with all other policy or contract provisions;
          (iii) meet the requirements of the insurance laws and regulations of the State of Tennessee;
          (iv) have been subjected to asset adequacy testing and the reserves are adequate;
          (v) are computed on the basis of assumptions consistent with those used in computing the corresponding items in the prior year; and

          (vi) include provision for all actuarial reserves and related statement items which ought to be established.

     (c) REALIC shall make available to the Company a duly qualified actuary, for appointment by the Company, to serve as the "illustration actuary" with respect to the Reinsured Policies. Such illustration actuary will use the fully allocated expense methodology with respect to the Reinsured Policies.

3.   Administrative Software.
     -----------------------

     To the extent permitted by law and subject to applicable licensing or contractual restrictions, the Company shall provide REALIC with access to all software and data processing systems currently used to perform the administrative services. For software systems not owned or developed by the Company or its affiliates, REALIC shall be responsible for any costs or related license fees associated with providing access to the software.

4.   Service Transition Matters.
     --------------------------

     The Company and REALIC shall cooperate with each other and use their commercially reasonable efforts to effect an orderly transition of all administrative services for the Reinsured Policies as of the respective Administrative Transfer Dates from the Company to REALIC. The assistance and services REALIC expects will be needed from the Company in order to effect the transition of administrative services are set forth in Schedule D. After
                                                       ----------
successful transition of all administrative services no additional charges shall be incurred pursuant to Article IV, Section 1.

5.   Reports - Transition Period.
     ---------------------------

     Within a time period mutually agreeable to the Company and REALIC, but in no event more than ten (10) days for cash items and twenty (20) days for reserve items, following the end of each calendar month prior to the Administrative Transfer Dates, the Company will provide REALIC with the information needed by REALIC for reporting the Reinsured Policies in its statutory financial statements. The form of the report and the information to be provided is set forth in Schedule E Part 1.
         -----------------

6.   Quarterly Reports - Post Transition Period.
     ------------------------------------------

     Within a time period mutually agreeable to the Company and REALIC, but in no event more than ten (10) days for cash items and twenty (20) days for reserve items, following the end of each calendar quarter after the Administrative Transfer Dates, REALIC will provide the Company with the information needed by the Company for reporting the Reinsured Policies in its statutory, GAAP, and tax financial statements. The form of the report and the information to be provided is set forth in Schedule E Part 2.
                -----------------

7.   DAC Tax
     -------

     Each party is subject to United States taxation as defined in Section 1.848-2(h)(2)(ii) of the Income Tax Regulations under Section 848 of the Internal Revenue Code of 1986, as amended (the "Code"). REALIC and the Company will comply with the following concerning the capitalization of certain policy expenses, pursuant to Section 848 of the Code and Income Tax Regulations Sections 1.848-1 and 1.848-2.

     (a) The term "party" will refer to either REALIC or the Company as appropriate.
     (b)  The terms used in this Article are defined by reference to Regulations
          Section 1.848-1 and 1.848-2 as in effect on the closing date. The term "net consideration" will refer to net consideration as defined in Regulation Section 1.848-2(f).
     (c) Each party shall attach a schedule to its federal income tax return which identifies the relevant Reinsurance Agreements for which the joint election under the Regulation has been made. The first taxable year for which the joint election will be effective is the tax year ending December 31, 2000.
     (d) Pursuant to the joint election set forth in Section 1.848-2(g)(8) of the Income Tax Regulations, the party with net positive consideration, for such Agreement for each taxable year, shall capitalize specified policy acquisition expenses with respect to such Agreement without regard to the general deductions limitation of Section 848(c)(1).
     (e) Each party agrees to exchange information pertaining to the amount of net consideration under such Agreement each year to ensure consistency. REALIC shall provide the Company with the amount of net consideration for each taxable year no later than June 15 following the end of such year. The Company shall advise REALIC if it disagrees with the amounts provided, and the parties agree to act in good faith to amicably resolve any differences.


                                  ARTICLE V

                         Complaints and Investigations
                         -----------------------------

1.   Claims Administration
     ---------------------

     As of the respective Administrative Transfer Dates, REALIC will provide full administrative services for claims involving any Reinsured Policy. REALIC will fully investigate the claim, including reviewing the documentation for the claim and determining the validity of the claim. REALIC shall process claims in accordance with any applicable federal or state laws, rules and regulation. In the event of an appeal from an adverse claim determination, REALIC will review all pertinent information relating to the claim, and communicate the determination on appeal to the claimant. With regard to claims arising under a Reinsured Policy, REALIC shall be responsible for determining whether the claim should be paid. REALIC shall promptly pay all claims arising under Reinsured Policies that are determined to be valid in accordance with this paragraph.

2.   Contested Claims
     ----------------

     Whenever REALIC has formed a preliminary opinion that a claim should be denied or contested, and before any final action by REALIC indicating to the claimant that the claim is being denied or contested, REALIC will give the Company the opportunity to review the complete claim file. REALIC and the Company will have good faith discussions regarding the claim and agree as to its appropriate disposition.

3.   Procedure for Handling Litigation
     ---------------------------------

     In any legal action or administrative proceeding arising out of or relating to the administrative services provided by REALIC or this Agreement ("Legal Actions"), REALIC shall be responsible, at its cost, for the defense thereof, including the defense of the Company should the Company be named as defendant. Notwithstanding the foregoing, the Company shall have the right to elect to assume the defense of any such Legal Actions. Should the Company so elect, REALIC shall reimburse the Company for reasonable attorneys' fees, costs and other expenses of defense incurred by the Company.

     The Company and REALIC shall promptly advise each other of commenced Legal Actions which come to the respective attention of the parties. the Company and REALIC agree to cooperate fully in the defense of any Legal Actions, including furnishing any related documentation or information in their possession to the party defending such legal Actions.

4.   Complaint Handling Procedure
     ----------------------------

     The parties will cooperate with each other in providing information necessary to respond to any complaints concerning the Reinsured Policies. After the respective Administrative Transfer Date, REALIC shall answer all complaints received by it concerning the Reinsured Policies. All complaints concerning the Reinsured Policies received by the Company after the Administrative Transfer Date shall be immediately forwarded by facsimile or overnight mail to a contact person designated by REALIC for reply. Upon answering such complaints, REALIC will furnish the Company with a copy of the complaint file. The Company shall be responsible for maintaining any complaint files, complaint registers or other reports of any kind, which are required to be maintained under the applicable laws and regulations. REALIC shall also maintain complaint files and registers and shall provide the Company with copies of complaint registers, and other necessary files, concerning the Reinsured Policies on a quarterly basis or upon request by the Company.

5.   Complaints and Regulatory Proceedings
     -------------------------------------

     REALIC agrees to forward to the Company for investigation any insurance department inquiries, or inquiries of any other regulatory body in connection with the duties under this Agreement. REALIC and the Company agree to cooperate fully with each other in any regulatory examination or judicial proceedings, and in connection with any complaint filed by an insured with an insurance department or other regulatory authority or the Better Business Bureau.


                                  ARTICLE VI

                                  Insolvency
                                  ----------

     All reinsurance under this Agreement will be paid on demand by REALIC directly to the Company, its liquidator, receiver, or statutory successor, on the basis of the liability of the Company under the policy or policies reinsured without diminution because of the insolvency of the Company. In the event of the insolvency of the Company, the liquidator, receiver, or statutory successor of the Company will give written notice to REALIC of a pending claim against REALIC or the Company on any policy reinsured, such notice will be given within a reasonable time after the claim is filed in the conservation, liquidation, or insolvency proceedings. While the claim is pending, REALIC may investigate and interpose, at its own expense, in the proceedings where the claim is to be adjudicated, any defenses which it may deem available to the Company or its liquidator, receiver, or statutory successor. The expense incurred by REALIC will be charged, subject to court approval, against the Company as an expense of the conservation, liquidation, or insolvency to the extent of a proportionate share of the benefit that accrues to the Company as a result of the defenses by REALIC. Where two or more reinsurers are involved and a majority in interest elect to defend a claim, the expense will be apportioned in accordance with the terms of this Agreement as if the expense had been incurred by the Company.

     Nothing hereinabove set forth in this insolvency clause shall in any way change the relationship or status of the parties hereto, to wit, that of ceding insurer and reinsurer, nor enlarge the obligations of either party to each other, except as specifically hereinabove provided, to wit, to pay the statutory successor on the basis of the amount of liability of the Company under the Reinsured Policies, rather than on the basis of the actual amount of loss (dividends) paid by the liquidator, receiver or statutory successor to allowed claimants, nor shall anything in the insolvency clause in any manner create any obligation or establish any rights against REALIC in favor of any third parties or any person not parties to this Agreement.

                                  ARTICLE VII

                            Duration of Coinsurance
                            -----------------------

     This Agreement will be effective as of July 1, 2000. This Agreement is unlimited in duration but may be amended by mutual consent of the Company and REALIC. The reinsurance provided hereunder will remain in force until termination of the policy or policies on which the reinsurance is based in accordance with the terms of this Agreement.

                                 ARTICLE VIII

                                  Arbitration
                                  -----------

     REALIC and the Company intend that any dispute between them under or with respect to this Agreement be resolved without resort to any litigation. Accordingly, REALIC and the Company agree that they will negotiate diligently and in good faith to agree on a mutually satisfactory resolution of any such dispute; provided, however, that if any such dispute cannot be so resolved by
         --------  -------
them within sixty calendar days (or such longer period as the parties may agree) after commencing such negotiations, REALIC and the Company agree that they will submit such dispute to arbitration in the manner specified in, and such arbitration proceeding will be conducted in accordance with, the Commercial Arbitration Rules of the American Arbitration Association.

     The arbitration hearing will be before a panel of three disinterested arbitrators, each of whom must be a present or former officer of a life insurance or life reinsurance company familiar with the reinsurance business. REALIC and the Company will each appoint one arbitrator by written notification to the other party within thirty calendar days after the date of the mailing of the notification initiating the arbitration. These two arbitrators will then select the third arbitrator within sixty calendar days after the date of the mailing of the notification initiating arbitration.

     If either REALIC or the Company fails to appoint an arbitrator, or should the two arbitrators be unable to agree upon the choice of a third arbitrator, the president of the American Arbitration Association or of its successor organization or (if necessary) the president of any similar organization designated by lot of REALIC and the Company within thirty calendar days after the request will appoint the necessary arbitrators.

     The arbitrators shall construe this Agreement in light of the prevailing custom and practices for reinsurance in the insurance industry. The vote or approval of a majority of the arbitrators will decide any question considered by the arbitrators. The place of arbitration will be determined by the arbitrator. Each decision (including without limitation each award) of the arbitrators will be final and binding on all parties and will be nonappealable, and (at the request of either REALIC or the Company) any award of the arbitrators may be confirmed by a judgment entered by any court of competent jurisdiction. No such award or judgment will bear interest. Each party will be responsible for paying
(a) all fees and expenses charged by its respective counsel, accountants, actuaries, and other representatives in conjunction with such arbitration and
(b) one-half of the fees and expenses charged by each arbitrator.

                                   ARTICLE IX

        Indemnification and Costs for Administrative Processing Issues
        --------------------------------------------------------------

1.   Indemnification of REALIC by the Company
     ----------------------------------------

     The Company will indemnify and hold harmless REALIC from and against monetary damages which may include but are not limited to punitive, exemplary, compensatory or consequential damages or plaintiff's litigation-related costs and fees, together with REALIC's reasonable attorneys' fees, costs and expenses, resulting from or relating to (i) actions by the Company's employees or agents in the sale, issuance, or administration of the Reinsured Policies, (ii) the failure of any Reinsured Policy to have complied with applicable laws and regulations at the time of its issuance, (iii) any breach or nonfulfillment by the Company of, or any failure by the Company to perform, any of the terms or conditions of, or any duties or obligations under, this Agreement, (iv) any liability not transferred to REALIC, or (v) any enforcement of this indemnity. Without limiting the foregoing, the Company will indemnify REALIC for any economic loss stemming from lapsation of the Reinsured Policies set forth in
Part 2 of Schedule A, if (A) such lapsation is the result of such Reinsured
--------- ----------
Policy for U.S. federal income tax purposes being subject to the disallowance of the statutory interest deduction or the imposition of the $50,000 interest deduction limit and (B) such disallowance or imposition results from actions by the Company's employees or agents in the sale, issuance, or administration of the Reinsured Policy. The Company will not be required to indemnify and hold harmless REALIC from economic loss stemming from lapsation of Reinsured Policies resulting from changes in United States tax laws occurring after the Effective Date.

2.   Indemnification of the Company by REALIC
     ----------------------------------------

     REALIC will indemnify and hold harmless the Company from and against monetary damages which may include but are not limited to punitive, exemplary, compensatory or consequential damages or plaintiff's litigation-related costs and fees, together with the Company's reasonable attorneys' fees, costs and expenses, resulting from or relating to (i) actions by REALIC's employees or agents in the administration of the Reinsured Policies after the Administrative Transfer Date, (ii) REALIC's decision, action, delay or failure to act in accordance with the terms of this Agreement, (iii) contractual liabilities under the Reinsured Policies arising after the Effective Date, or (iv) any enforcement of this indemnity.

3.   Claims Notice
     -------------

     In the event that either the Company or REALIC wishes to assert a claim for indemnification hereunder, the party seeking indemnification (the "Indemnified Party") shall deliver written notice (a "Claims Notice") to the other party (the "Indemnifying Party") no later than ten (10) Business Days after such claim becomes known to the Indemnified Party, specifying the facts constituting the basis for, and the amount (if known) of the claim asserted. Failure to deliver a Claims Notice with respect to a claim (other than a claim based on an Asserted Liability, as defined below) in a timely manner as specified in the preceding sentence shall not be deemed a waiver of the Indemnified Party's right to indemnification hereunder for Losses in connection with such claim, but the amount of reimbursement to which the Indemnified Party is entitled shall be reduced by the amount, if any, by which the Indemnified Party's losses would have been less had such Claims Notice been timely delivered.

4.   Right to Contest Claims of Third Parties
     ----------------------------------------

     (a) If an Indemnified Party asserts, or may in the future seek to assert, a claim for indemnification hereunder because of a claim or demand made, or an action, proceeding or investigation instituted, by any Person not a party to this Agreement (a "Third Party Claimant") that may result in a liability with respect to which the Indemnified Party would be entitled to indemnification pursuant to this Article IX (an "Asserted Liability"), the Indemnified Party, shall deliver to the Indemnifying Party a Claims Notice with respect thereto, which Claims Notice shall, in accordance with the provisions of Section 3 hereof, be delivered as promptly as practicable and in any event no later than ten (10) Business Days after such Asserted Liability is actually known to the Indemnified Party. Failure to deliver a Claims Notice with respect to a claim in a timely manner as specified in the preceding sentence shall not be deemed a waiver of the Indemnified Party's right to indemnification hereunder for a liability in connection with such claim, but the amount of reimbursement to which the Indemnified Party is entitled shall be reduced by the amount, if any, by which the Indemnified Party's resultant liabilities would have been less had such Claims Notice been timely delivered.

     (b) The Indemnifying Party shall have the right, upon written notice to the Indemnified Party, to investigate, contest, defend or settle any Asserted Liability that may result in a liability with respect to which the Indemnified Party is entitled to indemnification pursuant to this Article IX, provided that the Indemnified Party may, at its option and at its own expense, participate in the investigation, contesting, defense or settlement of any such Asserted Liability through representatives and counsel of its own choosing; and, provided further, that the Indemnifying Party shall not settle any Asserted Liability unless (i) such settlement is on exclusively monetary terms or (ii) the Indemnified Party shall have consented to the terms of such settlement, which consent shall not unreasonably be withheld. If requested by the Indemnifying Party, the Indemnified Party will, at the sole cost and expense of the Indemnifying Party, cooperate with the Indemnifying Party and its counsel in contesting any Asserted Liability or, if appropriate and related to the Asserted Liability in question, in making any counterclaim against the third party claimant, or any cross-compliant against any Person (other than the Indemnified Party or its affiliates). Unless and until the Indemnifying Party elects to defend the Asserted Liability, the Indemnified Party shall have the right, at its option and at the Indemnifying Party's expense to do so in such manner as it deems appropriate, provided, however, that the Indemnified Party shall not settle or compromise any Asserted Liability for which it seeks indemnification hereunder without the prior written consent of the Indemnifying Party (which shall not be unreasonably withheld).

     (c) The Indemnifying Party shall be entitled to participate in (but not to control) the defense of any Asserted Liability which it has not elected to defend with its own counsel and at its own expense.

     (d) The Company and REALIC shall make mutually available to each other all relevant information in their possession relating to any Asserted Liability (except to the extent that such actin would result in a loss of attorney-client privilege) and shall cooperate with each other in the defense thereof.

5.   Administrative Processing Issues
     --------------------------------

     The Company and REALIC will in good faith assist each other to resolve various administrative processing issues related to the Reinsured Policies. If the resolution of such issues results in (i) fees or additional costs payable to policyholders or other third parties or (ii) enhanced benefits or policy modifications, the Company will reimburse REALIC for such costs and compensate it for such additional benefits or policy modifications.

6.   Cooperation for Policyholder Audits
     -----------------------------------

     If the Company or REALIC receives notice that an owner of a Reinsured Policy is the subject of an audit being conducted by the United States Internal Revenue Service, the Company or REALIC will provide good faith cooperation to the other and to such owner of a Reinsured Policy, to provide information and support related to the audit.

                                   ARTICLE X

                                Confidentiality
                                ---------------

     The Company and REALIC may come into possession or knowledge of confidential information of the other in connection with the obligations to be performed by each under this Agreement. The Company and REALIC agree to hold such confidential information in strictest confidence and to take all reasonable steps to ensure that such confidential information is not disclosed in any form by any means by each of them or by any of their employees, agents or administrators to third parties of any kind, except as is authorized in advance. "Confidential Information" means any information which (i) is not generally available to the public, or (ii) has not been lawfully obtained by the parties prior to the date of disclosure to it by the other, and includes:

          (a) Information or knowledge about each party's products, processes, services, finances, claims management practices, and reserving methodology; and
          (b) Any medical or other private, individually identifiable information about other people or business entities with whom the parties do business, including customers, individuals covered by insurance policies or plans, and each party's producers and employees.

                                  ARTICLE XI

                              General Provisions
                              ------------------

1.   Policy Forms and Rates
     ----------------------

     Upon request, the Company will use its best efforts to furnish REALIC with a copy of its application forms, policy and rider forms, premium and non-forfeiture value manuals, reserve tables, actuarial memoranda, and any other forms or tables needed for proper handling of reinsurance under this Agreement. REALIC must agree in writing before incurring additional liability resulting from any changes to policies, policy riders or amendments reinsured under this Agreement.

2.   Non-Guaranteed Elements.
     -----------------------

     (a) The Company shall set all non-guaranteed elements of the Reinsured Policies, taking into account the recommendations of REALIC. With respect to the Reinsured Policies, the Company shall, in its absolute discretion, either (i) follow such recommendations, or (ii) reject such recommendations. If the Company rejects any such recommendation, the

Company shall indemnify REALIC for any Direct Economic Loss to the extent such Direct Economic Loss results from the Company's rejection of such recommendation. The Company's obligation to indemnify REALIC shall not apply if implementing such recommendation would violate any applicable law or regulation. For purposes of this Article XI, Section 1, "Direct Economic Loss" means (x) with respect to credited interest rates, the amount by which the aggregate amount due to policyholders in respect of the period to which REALIC's recommendation relates exceeds the aggregate amount that would have been due to such policyholders in respect of such period to the extent that the Company had followed such recommendation, and (y) with respect to charges under the Reinsured Policies included in the non-guaranteed elements, the amount by which the aggregate amount due from policyholders in respect of the period to which REALIC's recommendation relates is less than the aggregate amount that would have been due from such policyholders in respect of such period if the Company had followed such recommendation.

     (b) If the Company accepts REALIC's recommendation with respect to any aspect of the non-guaranteed elements and the propriety of REALIC's recommendation is challenged by any Person, REALIC shall indemnify the Company, its affiliates and their respective directors, officers, shareholders, employees and representatives, and the respective successors and assigns of any of the foregoing (collectively, the "Indemnified Parties"), for 100% of any and all liabilities, claims, damages, losses, fines, penalties, assessments, costs or other obligations (collectively, the "Obligations") incurred by, asserted against or imposed upon any of the Indemnified Parties to the extent such Obligations result from the Company following any recommendation of REALIC with respect to any aspect of the non-guaranteed elements.

3.   Reinsurance Conditions
     ----------------------

     The reinsurance is subject to the same limitations and conditions as the insurance under the policy or policies written by the Company on which the reinsurance is based.

4.   Errors and Omissions
     --------------------

     If either the Company or REALIC unintentionally fails to perform an obligation that affects this Agreement and such failure results in an error on the part of the Company or REALIC, the error will be corrected by restoring both the Company and REALIC to the positions they would have occupied had no such error occurred. Any amounts due under this Section will bear interest at a rate mutually agreeable to REALIC and the Company.

5.   Offset
     ------

     Any amount which either the Company or REALIC is contractually obligated to pay to the other party may be paid out of any amount which is due and unpaid under this Agreement.

The application of this offset provision will not be deemed to constitute diminution in the event of insolvency.

6.   Inspection
     ----------

     Upon reasonable notice, REALIC may inspect any and all books, records, documents or similar information relating to or affecting reinsurance under this Agreement at the appropriate office of the Company during normal business hours. Upon reasonable notice, the Company may inspect any and all books, records, documents or similar information relating to or affecting reinsurance or administration under this Agreement at the appropriate office of REALIC during normal business hours.

7.   Subcontracting
     --------------

     REALIC may arrange for a duly authorized third party administrator to perform any portion of the services that REALIC has agreed to provide under this Agreement. REALIC shall remain liable to the Company in accordance with the terms of this Agreement for any such work performed by a subcontractor. REALIC shall absorb any additional costs incurred as a result of its subcontracting the services to be provided under this Agreement.

8.   Authority
     ---------

     Neither the Company nor REALIC shall have any power or authority to act for or on behalf of the other except as herein expressly granted, and no other or greater power or authority shall be implied by the grant or denial of power or authority specifically mentioned herein.

9.   Entire Agreement
     ----------------

     This Agreement and the Schedules attached hereto supersede all prior discussions and written and oral agreements between the parties with respect to the subject matter of this Agreement. This Agreement and the Schedules attached hereto contain the sole and entire agreement between the parties hereto with respect to the subject matter hereof.

10.  Amendment
     ---------

     This Agreement may be modified or amended only by a writing duly executed by or on behalf of the Company and REALIC.

11.  Counterparts
     ------------

     This Agreement may be executed simultaneously in any number of counterparts, each of which will be deemed an original, but all of which will constitute one and the same instrument.

12.  No Assignment
     -------------

     Except as otherwise provided herein, neither party hereto may assign this Agreement or any right hereunder or part hereof without the prior written consent of the other party hereto.

13.  Binding Effect
     --------------

     This Agreement is binding upon and will inure to the benefit of the parties and their respective successors and permitted assignees.

14.  Notices
     -------

     Any notice, request, instruction, or other document to be given hereunder by any party hereto to the other party hereto will be in writing and (a) delivered personally, (b) sent by facsimile, (c) delivered by overnight express, or (d) sent by registered or certified mail, postage prepaid, as follows:

     If to the Company, to:

               Provident Life and Accident Insurance Company
               1 Fountain Square
               Chattanooga, Tennessee 37402
               Attention:  Robert C. Greving
               Facsimile: 423/642-4259

     with a copy to:

               Office of the General Counsel
               Provident Life and Accident Insurance Company
               1 Fountain Square
               Chattanooga, Tennessee 37402
               Facsimile: 423/755-2590

     If to REALIC, to:

               Reassure America Life Insurance Company
               969 High Ridge Road
               Stamford, Connecticut 06905
               Attention: President
               Facsimile: 203/968-0920

or at such other address for a party as will be specified by like notice. Each notice or other communication required or permitted under this Agreement that is addressed as provided in this section will be deemed given upon delivery.

15.  Invalid Provisions
     ------------------

     If any provision of this Agreement is held to be illegal, invalid, or unenforceable under any present or future law, and if the rights or obligations of the Company or REALIC under this Agreement will not be materially and adversely affected thereby, (i) such provision will be fully severable, (ii) this Agreement will be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof, (iii) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid, or unenforceable provision or by its severance herefrom, and (iv) in lieu of such illegal, invalid, or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid, and enforceable provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible.

                                  ARTICLE XII

                                   Execution
                                   ---------

     IN WITNESS WHEREOF, REALIC and the Company have executed this Agreement on the dates and at the places set forth below.


                                        PROVIDENT LIFE AND ACCIDENT
                                        INSURANCE COMPANY


Date:  August 25, 2000                  By:  /s/ Robert C. Greving
     ---------------------------            -------------------------------

Place:  Chattanooga, TN                 Name:  Robert C. Greving
       -------------------------

Witness:  /s/ Kathy Burke               Title:  Senior Vice President, Finance
         -----------------------


                                        REASSURE AMERICA LIFE
                                        INSURANCE COMPANY



Date:     August 25, 2000               By:  /s/ W. Weldon Wilson
     ---------------------------            -----------------------------

Place:  Stanford, CT                    Name:  W. Weldon Wilson
       -------------------------

Witness:  Patricia Rup                  Title:  Vice President
         -----------------------

                                  Schedule A
                                  ----------

PART 1


[SEE ATTACHED]

                                  Schedule A
                                  ----------

PART 2


[SEE ATTACHED]

                                  Schedule B
                                  ----------


                         Administrative Transfer Dates
                         -----------------------------



     Administrative System              Conversion Date
     ---------------------              ---------------

     The ALIS System                    February 28, 2001

     The CAPSIL System                  April 30, 2001

     The Non-COLI Business
     on the PARIS System                April 30, 2001

     The COLI  Business
     on the PARIS System                May 31, 2001

     The Life70 System                  June 30, 2001

                                  Schedule C
                                  ----------

                          Administrative Service Fees
                          ---------------------------


Until the Administrative Transfer Dates, REALIC will pay the fees outlined in this schedule to the Company. Within ten days after the end of each month, the Company will provide REALIC with the average number of policies in force in the preceding month for which the Company was providing administrative services. Within ten days of receipt of such information, REALIC shall pay the appropriate fees to the Company.

     Type of Policy                     Fee to be Paid
     --------------                     --------------


     Traditional Permanent Policies     $2.00 per policy per month
     Traditional Term Policies          $1.75 per policy per month
     Universal Life Policies            $3.00 per policy per month
     Interest Sensitive Life            $3.00 per policy per month
     COLI                               $2.00 per policy per month



If an Administrative Transfer Date set forth in Schedule B is not met, the fees
                                                ----------
provided above will double for the Reinsured Policies on such administrative system.

                                  Schedule D
                                  ----------


                 Services Needed for Administrative Transition
                 ---------------------------------------------


The Company will assist REALIC as follows in the transition of the administrative systems. Such assistance will be provided to REALIC or, as requested by REALIC, its designated third party administrator that will be administering the Reinsured Policies.

(1) The Company will permit REALIC to assign one or more representatives on-site at the Company's offices in Chattanooga for a period of time as necessary. The representatives will work with the Company's PARIS IT staff to learn the PARIS system in order to facilitate the ultimate migration of the PARIS System to REALIC or its designated third party administrator.

(2) The Company will be prepared to accept premium payment information for commission calculation and payment for each administrative system as of the respective Administrative Transfer Date.

(3) The Company will complete that portion of the KPMG guideline project calculations which involves calculating the CAPSIL ISWL guideline premiums and "7 pay" factors for the Successor/Protector policies. The Company will then update the CAPSIL records with, or have available for REALIC, the correct values by December 31, 2000.

(4) The Company will make available sufficient experienced support staff to aid in the conversion and administrative transfer of products residing on the PARIS, ALIS, CAPSIL, and Life70 Systems.

(5) The Company will ensure that all billing, collection and policyholder notifications are current as of the various Administrative Transfer Dates according to existing Company servicing levels.

                                  Schedule E
                                  ----------


                          Format of Quarterly Reports
                          ---------------------------


[SEE ATTACHED]

                                  Schedule F
                                  ----------


                           Assets to be Transferred
                           ------------------------


[SEE ATTACHED]